As filed with the Securities and Exchange Commission on August 15, 2003

Registration No. 333-106830

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PalmSource, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	77-0586278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1240 Crossman Avenue,

Sunnyvale, California 94089-1116,

(408) 400-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David C. Nagel

PalmSource, Inc.

1240 Crossman Avenue,

Sunnyvale, California 94089-1116,

(408) 400-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter, Esq. Paul Bradley Shinn, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Doreen S. Yochum PalmSource, Inc. 1240 Crossman Avenue Sunnyvale, California 94089-1116 (408) 400-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed reorganization into a holding company structure described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in Item 21 of Part II.

Part II

Information Not Required in Prospectus

Item 20.    Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Article Eighth of the Amended and Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized or permitted by the Delaware Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 21.    Exhibits and Financial Statement Schedules

(a)    Exhibits.

Exhibit Number	Description
2.1	Amended and Restated Master Separation Agreement between Palm, Inc. and the Registrant.

2.2	General Assignment and Assumption Agreement between Palm, Inc. and the Registrant.

2.3	Amendment No. 1 to General Assignment and Assumption Agreement between Palm, Inc. and the Registrant.

2.4	Amended and Restated Indemnification and Insurance Matters Agreement between Palm, Inc. and the Registrant.

2.5†	Amended and Restated Software License Agreement by and between Palm, Inc., Palm Ireland Investment and the Registrant.

2.6	Amendment No. 1 to Amended and Restated Software License Agreement between Palm, Inc. and the Registrant.

2.7	Elaine Software License and Services Agreement by and between Palm, Inc., PalmSource Overseas Limited and the Registrant.

2.8	SDIO License Agreement by and between Palm, Inc. and the Registrant.

2.9	Development Agreement by and between Palm, Inc. and the Registrant.

2.10	Amended and Restated Tax Sharing Agreement by and between Palm, Inc. and the Registrant.

2.11	Amended and Restated Intercompany Loan Agreement by and between Palm, Inc. and PalmSource Holding Company.

2.12	Assignment and Assumption Agreement for the Amended and Restated Intercompany Loan Agreement by and among Palm, Inc., PalmSource Holding Company and the Registrant.

2.13	Master Technology Ownership and License Agreement between Palm, Inc. and the Registrant.

2.14	Amendment No. 1 to Master Technology Ownership and License Agreement between Palm, Inc. and the Registrant.

2.15	Master Confidential Disclosure Agreement between Palm, Inc. and the Registrant.

2.16	Amendment No. 1 to Master Confidential Disclosure Agreement between Palm, Inc. and the Registrant.

2.17	Master Patent Ownership and License Agreement between Palm, Inc. and the Registrant.

2.18	Strategic Collaboration Agreement between and among Palm, Inc., Palm Platform Overseas Limited and the Registrant.

2.19	Amendment No. 1 to Strategic Collaboration Agreement between and among Palm, Inc., PalmSource Overseas Limited and the Registrant.

2.20*	Xerox Litigation Agreement between Palm, Inc. and the Registrant.

2.21	Employee Matters Agreement between Palm, Inc. and the Registrant.

2.22	Cash Contributions Letter Agreement between Palm, Inc. and the Registrant.

2.23	Business Services Agreement between Palm, Inc. and the Registrant.

2.24*	Amended and Restated Operating Agreement of Palm Trademark Holding Company, LLC between Palm, Inc. and the Registrant.

2.25*	Amended and Restated Trademark License Agreement between Palm Trademark Holding Company, LLC and the Registrant.

3.1**	Second Amended and Restated Certificate of Incorporation of the Registrant.

Exhibit Number	Description
3.2**	Proposed Amended and Restated Certificate of Incorporation of the Registrant, to become effective upon the distribution date.

3.3**	Bylaws of the Registrant.

3.4**	Proposed Amended and Restated Bylaws of the Registrant, to become effective upon the distribution date.

4.1*	Form of Common Stock certificate of the Registrant.

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1**	Registrant’s 2001 Stock Plan and form of Stock Option Agreement.

10.2**	Registrant’s Employee Stock Purchase Plan.

10.3**	Registrant’s 2003 Equity Incentive Plan.

10.4**	Form of Indemnification Agreement of the Registrant entered into with each of its directors and executive officers.

10.5**	Registration and Information Rights Agreement by and among Sony Corporation of America and the Registrant.

10.6**	Offer Letter Agreement between David Nagel and Palm, Inc.

10.7**	Offer Letter Agreement between David Limp and the Registrant.

10.8**	Offer Letter Agreement between Lamar Potts and Palm, Inc.

10.9**	Offer Letter Agreement between Gabriele Schindler and Palm, Inc.

10.10**	Offer Letter Agreement between Larry Slotnick and the Registrant.

10.11**	Offer Letter Agreement between Doreen S. Yochum and Palm, Inc.

10.12**	Offer Letter Agreement between Albert J. Wood and the Registrant.

10.13*	Severance Agreement between David Limp and the Registrant.

10.14*	Amended and Restated Severance Agreement between Lamar Potts and the Registrant.

10.15*	Amended and Restated Severance Agreement between Gabriele Schindler and the Registrant.

10.16*	Severance Agreement between Larry Slotnick and the Registrant.

10.17*	Amended and Restated Severance Agreement between Doreen Yochum and the Registrant.

10.18*	Amended and Restated Severance Agreement between Albert J. Wood and the Registrant.

10.19*	Management Retention Agreement between Larry Slotnick and the Registrant.

10.20*	Management Retention Agreement between David Limp and the Registrant.

10.21*	Management Retention Agreement between Gabriele Schindler and Palm, Inc.

10.22*	Management Retention Agreement between Doreen Yochum and Palm, Inc.

10.23*	Management Retention Agreement between Lamar Potts and the Registrant.

10.24*	Management Retention Agreement between Albert J. Wood and the Registrant.

10.25†	Software License Agreement, as amended by Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, and Amendment No. 9, between Sony Corporation and the Registrant.

10.26†	Master Development Agreement between Sony Corporation and the Registrant.

10.27†	Business Collaboration Agreement between Sony Corporation and the Registrant.

10.28**	Lease Agreement, as amended by Amendment No. 1, between Network Appliance, Inc. and the Registrant.

Exhibit Number	Description
10.29†	Original Equipment Manufacturer License Agreement between Communication Intelligence Corporation and the Registrant.

10.30	PalmSource-Access Source Code License Agreement by and between ACCESS Systems America, Inc. and the Registrant.

10.31†	PalmSource-Access Master License and Distribution Agreement by and between ACCESS Systems America, Inc. and the Registrant.

10.32	Software License Agreement by and between Kadak Products and the Registrant.

10.33†	License and Distribution Agreement for Computer Software Package, as amended by Amendment One, by and between Mentat and the Registrant.

10.34†	Source Code License and Distribution Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, by and between Wind River Systems, Inc. and Palm, Inc.

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to PalmSource, Inc.

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to WeSync.com, Inc.

23.3**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to peanutpress.com, Inc.

23.4**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Be Incorporated.

23.5**	Consent of Deloitte & Touche LLP, Independent Auditors, with respect to peanutpress.com, Inc.

23.6**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page of this registration statement).

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment has been sought for portions of this exhibit.

(b)	Financial Statement Schedules.

The information required to be set forth herein is incorporated by reference.

Item 22.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3)  that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4)  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5)  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on August 15, 2003.

PALMSOURCE, INC.

By:	/s/ ALBERT J. WOOD
Albert J. Wood Chief Financial Officer and Treasurer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David C. Nagel and Albert J. Wood, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. NAGEL* David C. Nagel	President and Chief Executive Officer (Principal Executive Officer)	August 15, 2003

/s/ ALBERT J. WOOD Albert J. Wood	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 15, 2003

/s/ ERIC A. BENHAMOU* Eric A. Benhamou	Chairman of the Board and Director	August 15, 2003

/s/ SATJIV S. CHAHIL* Satjiv S. Chahil	Director	August 15, 2003

/s/ P. HOWARD EDELSTEIN* P. Howard Edelstein	Director	August 15, 2003

/s/ ROBERT J. FINOCCHIO* Robert J. Finocchio	Director	August 15, 2003

/s/ JEAN-LOUIS F. GASSÉE* Jean-Louis F. Gassée	Director	August 15, 2003

/s/ JOHN B. SHOVEN, PH.D.* John B. Shoven, Ph.D.	Director	August 15, 2003

*	by Albert J. Wood, attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Master Separation Agreement between Palm, Inc. and the Registrant.

2.2	General Assignment and Assumption Agreement between Palm, Inc. and the Registrant.

2.3	Amendment No. 1 to General Assignment and Assumption Agreement between Palm, Inc. and the Registrant.

2.4	Amended and Restated Indemnification and Insurance Matters Agreement between Palm, Inc. and the Registrant.

2.5†	Amended and Restated Software License Agreement by and between Palm, Inc., Palm Ireland Investment and the Registrant.

2.6	Amendment No. 1 to Amended and Restated Software License Agreement between Palm, Inc. and the Registrant.

2.7	Elaine Software License and Services Agreement by and between Palm, Inc., PalmSource Overseas Limited and the Registrant.

2.8	SDIO License Agreement by and between Palm, Inc. and the Registrant.

2.9	Development Agreement by and between Palm, Inc. and the Registrant.

2.10	Amended and Restated Tax Sharing Agreement by and between Palm, Inc. and the Registrant.

2.11	Amended and Restated Intercompany Loan Agreement by and between Palm, Inc. and PalmSource Holding Company.

2.12	Assignment and Assumption Agreement for the Amended and Restated Intercompany Loan Agreement by and among Palm, Inc., PalmSource Holding Company and the Registrant.

2.13	Master Technology Ownership and License Agreement between Palm, Inc. and the Registrant.

2.14	Amendment No. 1 to Master Technology Ownership and License Agreement between Palm, Inc. and the Registrant.

2.15	Master Confidential Disclosure Agreement between Palm, Inc. and the Registrant.

2.16	Amendment No. 1 to Master Confidential Disclosure Agreement between Palm, Inc. and the Registrant.

2.17	Master Patent Ownership and License Agreement between Palm, Inc. and the Registrant.

2.18	Strategic Collaboration Agreement between and among Palm, Inc., Palm Platform Overseas Limited and the Registrant.

2.19	Amendment No. 1 to Strategic Collaboration Agreement between and among Palm, Inc., PalmSource Overseas Limited and the Registrant.

2.20*	Xerox Litigation Agreement between Palm, Inc. and the Registrant.

2.21	Employee Matters Agreement between Palm, Inc. and the Registrant.

2.22	Cash Contributions Letter Agreement between Palm, Inc. and the Registrant.

2.23	Business Services Agreement between Palm, Inc. and the Registrant.

2.24*	Amended and Restated Operating Agreement of Palm Trademark Holding Company, LLC between Palm, Inc. and the Registrant.

2.25*	Amended and Restated Trademark License Agreement between Palm Trademark Holding Company, LLC and the Registrant.

3.1**	Second Amended and Restated Certificate of Incorporation of the Registrant.

3.2**	Proposed Amended and Restated Certificate of Incorporation of the Registrant, to become effective upon the distribution date.

Exhibit Number	Description
3.3**	Bylaws of the Registrant.

3.4**	Proposed Amended and Restated Bylaws of the Registrant, to become effective upon the distribution date.

4.1*	Form of Common Stock certificate of the Registrant.

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1**	Registrant’s 2001 Stock Plan and form of Stock Option Agreement.

10.2**	Registrant’s Employee Stock Purchase Plan.

10.3**	Registrant’s 2003 Equity Incentive Plan.

10.4**	Form of Indemnification Agreement of the Registrant entered into with each of its directors and executive officers.

10.5**	Registration and Information Rights Agreement by and among Sony Corporation of America and the Registrant.

10.6**	Offer Letter Agreement between David Nagel and Palm, Inc.

10.7**	Offer Letter Agreement between David Limp and the Registrant.

10.8**	Offer Letter Agreement between Lamar Potts and Palm, Inc.

10.9**	Offer Letter Agreement between Gabriele Schindler and Palm, Inc.

10.10**	Offer Letter Agreement between Larry Slotnick and the Registrant.

10.11**	Offer Letter Agreement between Doreen S. Yochum and Palm, Inc.

10.12**	Offer Letter Agreement between Albert J. Wood and the Registrant.

10.13*	Severance Agreement between David Limp and the Registrant.

10.14*	Amended and Restated Severance Agreement between Lamar Potts and the Registrant.

10.15*	Amended and Restated Severance Agreement between Gabriele Schindler and the Registrant.

10.16*	Severance Agreement between Larry Slotnick and the Registrant.

10.17*	Amended and Restated Severance Agreement between Doreen Yochum and the Registrant.

10.18*	Amended and Restated Severance Agreement between Albert J. Wood and the Registrant.

10.19*	Management Retention Agreement between Larry Slotnick and the Registrant.

10.20*	Management Retention Agreement between David Limp and the Registrant.

10.21*	Management Retention Agreement between Gabriele Schindler and Palm, Inc.

10.22*	Management Retention Agreement between Doreen Yochum and Palm, Inc.

10.23*	Management Retention Agreement between Lamar Potts and the Registrant.

10.24*	Management Retention Agreement between Albert J. Wood and the Registrant.

10.25†	Software License Agreement, as amended by Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, and Amendment No. 9, between Sony Corporation and the Registrant.

10.26†	Master Development Agreement between Sony Corporation and the Registrant.

10.27†	Business Collaboration Agreement between Sony Corporation and the Registrant.

10.28**	Lease Agreement, as amended by Amendment No. 1, between Network Appliance, Inc. and the Registrant.

10.29†	Original Equipment Manufacturer License Agreement between Communication Intelligence Corporation and the Registrant.

10.30	PalmSource-Access Source Code License Agreement by and between ACCESS Systems America, Inc. and the Registrant.

Exhibit Number	Description
10.31†	PalmSource-Access Master License and Distribution Agreement by and between ACCESS Systems America, Inc. and the Registrant.

10.32	Software License Agreement by and between Kadak Products and the Registrant.

10.33†	License and Distribution Agreement for Computer Software Package, as amended by Amendment One, by and between Mentat and the Registrant.

10.34†	Source Code License and Distribution Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, by and between Wind River Systems, Inc. and Palm, Inc.

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to PalmSource, Inc.

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to WeSync.com, Inc.

23.3**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to peanutpress.com, Inc.

23.4**	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Be Incorporated.

23.5**	Consent of Deloitte & Touche LLP, Independent Auditors, with respect to peanutpress.com, Inc.

23.6**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page of this registration statement).

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment has been sought for portions of this exhibit.